SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 31, 1998


                                U.S. Foodservice
               (Exact Name of Registrant as Specified in Charter)





          Delaware                      0-24954                52-1634568
          --------                      -------                ----------
(State or Other Jurisdiction    (Commision File Number)      (IRS Employer
  of Incorporation)                                       Identification No.)





                            9830 Patuxent Woods Drive
                            Columbia, Maryland 21046
                            ------------------------
               (Address of Principal Executive Offices)(ZIP Code)




       Registrant's telephone number, including area code: (410) 312-7100




          (Former name or former address, if changed since last report)



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



     ITEM  5.     OTHER EVENTS

     The Registrant hereby incorporates by reference the information contained in Exhibit 99.1 hereto in response to this Item 5.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              Exhibit No.                   Exhibit
              99.1                          Press Release

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




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                U.S. Foodservice


                                /s/ Lewis Hay III
                                -----------------------------
                                Lewis Hay, III,
                                Executive Vice President and
                                Chief Financial Officer


Date:  September 9, 1998

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

PRESS RELEASE                                                       EXHIBIT 99.1



                  U.S. FOODSERVICE ANNOUNCES OUTSOURCING OF ITS

                             MANUFACTURING CAPACITY

         Columbia, Maryland, August 31, 1998 - U.S. Foodservice (NYSE: UFS) and Kohlberg & Company L.L.C. ("Kohlberg") announced today that they have closed on the transfer of the business and related assets of Rykoff-Sexton Manufacturing Division ("RSMD") to a new company formed by Kohlberg and the senior management of RSMD and agreed upon a long-term supply agreement. Headquartered in Los Angeles, California, RSMD manufactures over 1,400 food and non-food products specifically developed to meet the requirements of foodservice customers. RSMD currently has annual sales of over $115 million.

         Commenting on the transaction, Jim Miller, Chairman, Chief Executive Officer and President of U.S. Foodservice, stated, "While we have been very pleased with the quality, pricing and service provided by RSMD, our strategy has been to focus on the distribution of food and related items and to avoid the distractions of operating non-core businesses. Prior to our merger with Rykoff-Sexton, Rykoff-Sexton had begun to market RSMD to potential buyers and we always intended to continue in that direction. We are very pleased that we have closed on this transaction in a timely fashion consistent with our original intention. As importantly, we also believe that the transfer of RSMD to Kohlberg is in the best interests of both the management and employees and will enable the business to develop as an independent food manufacturer. We will continue to have a close relationship with RSMD through the supply agreement. As such, our customers who have come to rely on the many unique product formulations produced by RSMD will continue to have the opportunity to purchase these items exclusively from U.S. Foodservice."

         A spokesperson for Kohlberg stated, "RSMD has an outstanding reputation for quality products and exceptional service earned over its 100-year history. We are excited to have the opportunity to assist the company in building on this heritage as it continues to supply U.S. Foodservice and broadens the marketing of its products to new distributor and foodservice customers."

          U.S. Foodservice is the second largest broadline foodservice distributor in the United States, distributing food and related products to restaurants and institutional foodservice establishments across the entire country. U.S. Foodservice markets and distributes more than 40,000 national, private label and signature brand items to over 130,000 foodservice customers, including restaurants, hotels, healthcare facilities, cafeterias and schools, and employs over 12,000 foodservice professionals. U.S. Foodservice's diverse customer base encompasses both independent and chain businesses, including Buffets, Inc., Perkins Family Restaurants, Subway, Eurest Dining Services, Cheesecake Factory, Kindercare, Pizzeria Uno and Ruby Tuesday.

         Kohlberg is a private merchant banking firm with offices in Mount Kisco, New York and Menlo Park, California.